EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADDED BY SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Mid Penn Bancorp, Inc. (the “Corporation”) on Form 10-Q for the period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rory G. Ritrievi, Chair, President and CEO, and I, Donald F. Holt, Interim Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as added pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
2.

To my knowledge, the information contained in the Report fairly presents, in all material respects the financial condition and results of operations of Mid Penn Bancorp, Inc. as of the dates and for the periods expressed in the Report.

By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
Chair, President and CEO

Date:	November 8, 2021

By:	/s/ Donald F. Holt
Donald F. Holt
Interim Chief Financial Officer

Date:	November 8, 2021